EXHIBIT 4.8


                          COMMON STOCK PURCHASE WARRANT


THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.


                                 WORKSTREAM INC.


                               WARRANT CERTIFICATE


                  THIS WARRANT CERTIFICATE (the "Warrant Certificate") certifies that for value received, __________________ (the "Holder"), is the owner of this warrant (the "Warrant"), which entitles the Holder to purchase at any time on or before the Expiration Date (as defined below) (166,667) shares (the "Warrant Shares") of fully paid non-assessable shares of the common stock (the "Common Stock"), of WORKSTREAM INC., a Canada corporation (the "Company"), at a purchase price of $1.50 per Warrant Share (the "Purchase Price"), in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided. This Warrant is issued pursuant to the Securities Purchase Agreement (the "Purchase Agreement") dated of even date among the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.        WARRANT; PURCHASE PRICE.

                  This Warrant shall entitle the Holder to purchase the Warrant Shares at the Purchase Price. The Purchase Price and the number of Warrant Shares evidenced by this Warrant Certificate are subject to adjustment as provided in Article 6.

2.        EXERCISE; EXPIRATION DATE.

                  (a) This Warrant is exercisable, at the option of the Holder, at any time after the date of issuance and on or before the Expiration Date (as defined below) by (i) delivering to the Company written notice of exercise (the "Exercise Notice"), stating the number of Warrant Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company for the Warrant Shares being purchased provided, however, that this Warrant may

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not be converted prior to the effectiveness of a registration statement with the
Securities Exchange Commission for the Warrant Shares. Within ten (10) business days of the Company's receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, the Company shall issue and deliver to the Holder a certificate representing the Warrant Shares being purchased. In the case of exercise for less than all of the Warrant Shares represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares.

                  (b) EXPIRATION. The term "Expiration Date" shall mean 5:00 p.m., Ottawa time, on May, 30, 2007 or if such date shall in the Province of Ontario shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Ottawa time, the next following day which in the Province of Ontario is not a holiday or a day on which banks are authorized to close.

                  (c) Call Rights. The Company shall have the right to call (the "Call Right") any or all shares of the Common Stock issuable under this Warrant from the Holder for (i) $4.00 per share for the 166,667 shares (the "Call Price"). From and after the date hereof through June 1, 2004, the Company shall be entitled to enforce its Call Right upon by delivery of an original or fax copy of notice to Holder indicating the amount of shares to be exercised under the Call Right. The Holder shall provide to the Company, within five business days from the receipt of such notice, cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Call Price. The Company shall only be able to exercise the Call Right (i) if the share of Common Stock issuable under this Warrant have been registered pursuant to Section 5 of that certain Common Stock Purchase Agreement dated June 9, 2003 and attached hereto as Exhibit A and (ii) if the Company's Common Stock has had a closing price above the Call Price for the five consecutive trading days prior to the Company's notice of execution of the Call Right.


3.       RESTRICTIONS ON TRANSFER.

                  (a) RESTRICTIONS.  This Warrant, and the Warrant Shares or any
other security issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise disposed of unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition or (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company's counsel shall reasonably request.

                  (b) LEGEND. Any Warrant Shares issued upon the exercise of this Warrant shall bear the following legend:

                  "The shares  evidenced  by this  certificate  were issued upon exercise of a Warrant and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration under the Securities Act of 1933 (the "Act") or an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or disposition may be effectuated without registration under the Act."
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4.       RESERVATION OF SHARES.

                  The Company covenants that it will at all time reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

5.       LOSS OR MUTILATION.

                  If the Holder loses this Warrant, or if this Warrant is stolen, destroyed or mutilated, the Company shall issue an identical replacement Warrant upon the Holder's delivery to the Company of a customary agreement to indemnify the Company for any losses resulting from the issuance of the replacement Warrant.

6.       ANTI-DILUTION PROVISIONS.

                  (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                           (i) take a record of the holders of its Common  Stock
for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                           (ii) subdivide its outstanding shares of Common Stock
into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding  shares of Common Stock
into a smaller number of shares of Common Stock,

then (A) the number of shares of Common Stock for which this Warrant is exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Purchase Price shall be adjusted to equal (x) the current Purchase Price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which this Warrant is exercisable into immediately after such adjustment.

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



                  (b) CERTAIN OTHER DISTRIBUTIONS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                           (i) cash (other than a cash  dividend  payable out of
earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

                           (ii) any evidences of its indebtedness, any shares of
stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock), or

                           (iii) any warrants or other  rights to subscribe  for
or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock), then (A) the number of shares of Common Stock for which this Warrant is exercisable into shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to such adjustment by a fraction (x) the numerator of which shall be the current Purchase Price per share of Common Stock at the date of taking such record and
(y) the denominator of which shall be such current Purchase Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (B) the Purchase Price shall be adjusted to equal
(x) the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which this Warrant is exercisable into immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 6(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

                  (c) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (i) If at any time the  Company  shall  issue or sell
any additional shares of Common Stock in exchange for consideration in an amount per additional share of Common Stock less than the current Purchase Price at the time the additional shares of Common Stock are issued or sold, then (A) the current Purchase Price shall be reduced to a price determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing current Purchase Price, plus (2) the consideration, if any, received by the Company upon such issue or

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


sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale; and (B) the number of shares of Common Stock for which this Warrant is exercisable into shall be adjusted to equal the product obtained by multiplying the current Purchase Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to such issue or sale and dividing the product thereof by the current Purchase Price resulting from the adjustment made pursuant to clause (i).

                           (ii) If the  Company  shall at any time issue or sell
any additional shares of Common Stock in exchange for consideration in an amount per additional share of Common Stock less than the Current Market Price (as hereinafter defined) at the time the additional shares of Common Stock are issued or sold, then (A) the number of shares of Common Stock for which this Warrant is exercisable into shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to such issue or sale by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such additional shares of Common Stock would purchase at the then Current Market Price; and (B) the current Purchase Price as to the number of shares for which this Warrant is exercisable into prior to such adjustment shall be adjusted by multiplying such current Purchase Price by a fraction (a) the numerator of which shall be the number of shares for which this Warrant is exercisable into immediately prior to such issue or sale; and (b) the denominator of which shall be the number of shares of Common Stock purchasable immediately after such issue or sale.

                           (iii) "Current Market Price" means, in respect of any
share of Common Stock on any date herein specified, if there shall not then be a public market for the Common Stock, the value per share of Common Stock at such date as is determined in the good faith judgment of the Board of Directors of the Company, or if there shall then be a public market for the Common Stock, the average of the daily market prices for 10 consecutive business days ending on the business day prior to such date. The daily market price for each such business day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holders of at least 50% of the aggregate principal amount of the Warrants and the Company or, if they cannot agree upon such selection, as furnished by two such members of the NASD, one of which shall be selected by holders of at least 50% of the aggregate principal amount of the Warrants and one of which shall be selected by the Company.

                           (iv) If at any time the  Company  shall issue or sell
any additional shares of Common Stock in exchange for consideration in an amount per additional shares of Common Stock which is less than the current Purchase Price and Current Market Price at the time the additional shares of Common Stock are issued or sold, the adjustment required under Section 6(c)(i) or 6(c)(ii) shall be made in accordance with the formula contained therein which results in the lower current Purchase Price following such adjustment. The provisions of paragraphs 6(c)(i) and 6(c)(ii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable into shall be made under paragraph 6(c)(i) or 6(c)(ii) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any purchase or exchange rights in any convertible securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such convertible securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).

                  (d) ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities shall be less than the current Purchase Price or the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable into and the current Purchase Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. If the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange is indeterminable as a result of a conversion or exercise price which adjusts over time (whether based on the Market Price of the Common Stock or otherwise), the determination of adjustments pursuant to this Section 6(d) shall be determined at the time of actual conversion or exercise of such convertible securities and an adjustment shall be made only upon actual conversions or exchanges which are below the Purchase Price or the Current Market Price on the date of issuance of such Convertible Securities. No further adjustments of the current Purchase Price shall be made upon the actual issue of such Common Stock or of such convertible securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such convertible securities.

                  (e) ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the

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


current Purchase Price or Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable into and the current Purchase Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such convertible securities. If the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange is indeterminable as a result of a conversion or exercise price which adjusts over time (whether based on the Market Price of the Common Stock or otherwise), the determination of adjustments pursuant to this Section 6(e) shall be determined at the time of actual conversion or exercise of such convertible securities and an adjustment shall be made only upon actual conversions or exchanges which are below the Purchase Price or the Current Market Price on the date of issuance of such Convertible Securities. No further adjustment of the number of shares of Common Stock for which this Warrant is exercisable into and the current Purchase Price shall be made under this Section 6(e) upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 6(d). No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable into and the current Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such convertible securities.

                  (f)      SUPERSEDING ADJUSTMENT.

                           (i) If,  at any  time  after  any  adjustment  of the
number of shares of Common Stock for which this Warrant is exercisable into and the current Purchase Price shall have been made pursuant to Section 6(d) or
Section 6(e) as the result of any issuance of warrants, other rights or convertible securities, then (x) such warrants or other rights, or the right of conversion or exchange in such other convertible securities, shall expire, and all or a portion of such warrants or other rights, or the right of conversion or exchange with respect to all or a portion of such other convertible securities, as the case may be shall not have been exercised, or (y) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or other rights, or the terms of such other convertible securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then any such previous adjustments to this Warrant shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

                           (ii)  Upon the  occurrence  of an event  set forth in
Section 6(f) above there shall be, a recomputation made of the effect of such warrants, other rights or options or other convertible securities on the basis of: (a) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the


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consideration  actually received and receivable  therefor,  and (b) treating any such warrants or other rights or any such other convertible securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or other rights or other convertible securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant and the current Purchase Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  (g) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable into and the current Purchase Price provided for in this Section 6:

                           (i) COMPUTATION OF CONSIDERATION.  To the extent that
any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase any additional shares of
Common Stock or any convertible securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or convertible securities are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or convertible securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, convertible securities, warrants or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any convertible securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such convertible securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any additional shares of Common Stock or convertible securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to

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


have received for such additional shares of Common Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any consideration and the fair value of such consideration shall be determined by the Board of Directors to equal or exceed $2,000,000, such determination shall, if requested by the holder of 51% of the outstanding Warrants issued pursuant to the Purchase Agreement, be supported by an opinion of an investment banking firm of recognized national standing selected by the holder of this Warrant and acceptable to the Company.

                           (ii) WHEN  ADJUSTMENTS  TO BE MADE.  The  adjustments
required by Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable into that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6(a)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable into immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment or, if sooner, on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (iii) FRACTIONAL INTERESTS.  In computing adjustments
under this Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                           (iv) WHEN ADJUSTMENT NOT REQUIRED.

                                    (a) If the  Company  shall  take a record of
the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                                    (b) No adjustment shall be required pursuant
to this Section 6 upon:

                                    (1) the exercise of any warrants, options or
convertible securities granted, issued and outstanding on the date of issuance of this Warrant;

                                    (2) upon the grant or  exercise of any stock
or options which may hereafter be granted or exercised under any employee stock option plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of the independent directors established for such purpose; or

                                    (3) the exercise of the Warrants;

                    (v) ESCROW OF STOCK. If after any property becomes distributable pursuant to this Section 6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the holder of this Warrant exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such event shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to the holder of this Warrant upon and to the extent that the event actually takes place, upon payment of the current Purchase Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

         (h) OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends or any other action described in this
Section 6, then, unless such action will not have a materially adverse effect upon the rights of the Holder of this Warrant, the number of shares of Common Stock or other stock for which this Warrant is exercisable into and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         (i) CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Purchase Price to be less than the par value per share of Common Stock.

         (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Purchase Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Purchase Price at the time in effect for this Warrant and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of this Warrant.

         (k) NOTICES OF RECORD DATE. In the event of any fixing by the Company of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

         (l) MERGER, CONSOLIDATION, ETC. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Company), the Holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of capital stock which this Warrant entitled the Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 6 with respect to rights and interests thereafter of the Holder of this Warrant to the end that the provisions of this Section 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

         (m) FRACTIONAL SHARES. No certificate for fractional shares shall be issued upon the exercise of this Warrant.

         (n) RIGHTS OF THE HOLDER. The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been paid for in full and issued to it. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same.

         (o) FUTURE PRICED SECURITIES LIMITATION. Notwithstanding anything contained herein to the contrary, the aggregate number of shares of Common Stock issued upon conversion and exercise of the Future Priced Securities (as defined below) cannot equal or exceed 20% of the Common Stock outstanding immediately before the issuance of a Future Priced Security, unless the Company has obtained prior shareholder approval for such issuance. In the event the aggregate number of shares of Common Stock that would be issued upon conversion and exercise of the Future Priced Securities equals or exceeds 20% of the Common Stock so outstanding, and the Company has failed to obtain prior shareholder approval for such issuance, then the number of shares of Common Stock which the holders of the Future Priced Securities would be entitled to acquire through the conversion and exercise of the Future Priced Securities shall be reduced on a pro rata basis (in proportion to a fraction, the numerator of which shall be the total number of shares of Common Stock issuable to the holder of a Future Priced Security upon exercise and conversion of such holder's Future Priced Security, and the denominator of which shall be the aggregate number of shares of Common Stock issuable upon exercise and conversion of all of the Future Priced Securities) so that the aggregate number of shares of Common Stock issuable upon exercise and conversion of the Future Priced Securities does not equal or exceed 20% of the Common Stock outstanding immediately before the first issuance of a Future Priced Security. For purposes of this Warrant, "Future Priced Securities" shall mean the Warrants and Common Shares of the Company issued in connection with the transactions contemplated by the Purchase Agreement.

7.       REPRESENTATIONS AND WARRANTIES.

                  The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows:

                  (a) The Warrant is being acquired for the Holder's own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (b) The Holder is aware that the Warrant is not registered under the Act or any state securities or blue sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of the Warrant.

                  (c) The Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

8.       NO IMPAIRMENT

                  The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

9.       SUPPLYING INFORMATION

                  The Company shall cooperate with Holder and each holder of Warrant Shares in supplying such information pertaining to the Company as may be reasonable necessary for such Holder and each holder of Warrant Shares to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Act for the sale of Warrant Shares.

10.      LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.      MISCELLANEOUS.

                  (a) TRANSFER TAXES; EXPENSES. The Holder shall pay any and all underwriters' discounts, brokerage fees, and transfer taxes incident to the sale or exercise of this Warrant or the sale of the underlying shares issuable thereunder, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

                  (b) SUCCESSORS AND ASSIGNS. Subject to compliance with the provisions of Section 3, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

                  (c) NOTICE. Any notice or other communication required or permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or delivered in person against receipt, addressed to the Company as follows:


                           Workstream Inc.
                           495 March Road, Suite 300,
                           Ottawa, Ontario, Canada K2K-3G1
                           Attn:  Chairman

                  (d) GOVERNING LAW. This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the Country of Canada applicable therein, without reference to the conflicts of laws.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date set forth below.

                                     WORKSTREAM INC.


                                     By: /s/ Michael Mullarkey
                                     ---------------------------
                                     Name: Michael Mullarkey
                                     Title: Chairman and CEO


Date:  May 30, 2003

                           FORM OF EXERCISE OF WARRANT


     The undersigned hereby elects to exercise this Warrant as to ________ Common Shares covered thereby.

     Enclosed herewith is a bank or certified check in the amount of $________.

Date:
-------------------------                   -------------------------
                                            Name:
                                            Address:




                                            Signature
                                            Guarantor:
                                            -------------------------

                                   SCHEDULE A


                                 WARRANT HOLDERS


NAME


Countrywide Partners LLC

Platinum Value Arbitrage Fund, LP